EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 125 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated October 7, 2011, which was filed as Exhibit (i) to Post-Effective Amendment No. 122.

/s/ Katy D. Burke Katy D. Burke, Esq.

December 22, 2011

Boston, Massachusetts